FIRST AMENDMENT TO NET LEASE AGREEMENT


     THIS AMENDMENT TO NET LEASE AGREEMENT, made and entered into effective as of the 18th day of December, 2003, by and between AEI Income & Growth Fund 23 LLC ("Fund 23"), whose corporate managing member is AEI Fund Management XXI, Inc., whose address is 1300 Wells Fargo Place, 30 East Seventh Street, St. Paul, Minnesota 55101 ("Lessor")(fax #651 227 7705), and Kona Restaurant Group, Inc., a Delaware corporation, whose address is 20308 Highway 71 West, Suite 5, Spicewood, Texas 78669 ("Lessee") (fax # 512 263 8055);

                          WITNESSETH:

     WHEREAS, Lessor is the fee owner of a certain parcel of real property and improvements located at Parker, Colorado, and legally described in Exhibit "A", which is attached hereto and incorporated herein by reference; and

       WHEREAS, Lessee has constructed the building and improvements (together the "Building") on the real property described in Exhibit "A", which Building is described in the plans and specifications heretofore submitted to Lessor; and

     WHEREAS, Lessee and Lessor have entered into that certain Net Lease Agreement dated April 4, 2003 (the "Lease") providing for the lease of said real property and Building (said real property and Building hereinafter referred to as the "Leased Premises"), from Lessor upon the terms and conditions therein provided in the Lease;


     NOW, THEREFORE, in consideration of the Rents, terms, covenants, conditions, and agreements hereinafter described to be paid, kept, and performed by Lessee, including the completion of the Building and other improvements constituting the Leased Premises, Lessee and Lessor do hereby agree to amend the Lease as follows:

1. Article 2(A) and (B) of the Lease shall henceforth read as follows:

ARTICLE 2.     TERM

     (A) The term of this Lease ("Term") shall be the period commencing April 4, 2003, ("Occupancy Date") through the effective date hereof, plus Seventeen (17) consecutive "Lease Years", as hereinafter defined, commencing on the effective date hereof, with the contemplated initial term hereof ending on December 31, 2020.

   (B) The first full Lease Year shall commence on the date of this First Amendment and continue through December 31, 2004. Each
Lease Year after the first Lease Year shall be a successive period of twelve (l2) calendar months.


2.   Article 4(A) of the Lease shall henceforth read as follows:

ARTICLE 4.  RENT PAYMENTS

     (A)   Annual  Rent  Payable for the first  Lease  Year:
     Lessee shall pay to Lessor Fund 23 an annual Base Rent of $236,000, which amount shall be payable in advance on the first day of each month in equal monthly installments of $19,666.67 to Lessor Fund 23. If the first day of the Lease Term is not the first day of a calendar month, then the monthly Rent payable for that partial month shall be a prorated portion of the equal monthly installment of Base Rent.

3.   Article  35  is hereby deleted in its entirety;  Lessor
     and Lessee  agree  that   the   referenced  Development
     Financing Agreement is terminated in accordance with its terms.

4. Lessee has accepted delivery of the Leased Premises and has entered into occupancy thereof;

5. Lessee has fully inspected the Premises and found the same to be as required by the Lease, in good order and repair, and all conditions under the Lease to be performed by the Lessor have been satisfied;

6. As of this date, the Lessor is not in default under any of the terms, conditions, provisions or agreements of the Lease and the undersigned has no offsets, claims or defenses against the Lessor with respect to the Lease.

7.   This   Agreement   may   be   executed   in    multiple
     counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

8. Exhibit B to the Lease shall be as attached hereto, reflecting personalty on the Leased Premises owned by Lessor. All other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Lessor and Lessee have respectively signed and sealed this Lease as of the day and year first above written.


                     LESSEE:  Kona Restaurant Group, Inc.,

                              By: /s/ Sheri Strehle

                              Its: Chief Financial Officer


                     LESSOR:  AEI INCOME & GROWTH FUND 23 LLC

                     By:      AEI FUND MANAGEMENT XXI, INC., a
                              Minnesota corporation

                     By:  /s/ Robert P Johnson
                              Robert P. Johnson, President









                       EXHIBIT "A"

                    LEGAL DESCRIPTION

Lot 1, Crown Point F#1,3rd Amendment, according to the Plat recorded July 3, 2001, Reception No. 01059721, Douglas County
Records, County of Douglas, State of Colorado.